UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16633 Dallas Parkway, Suite 250 Addison, Texas	75001
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (972) 218-0935

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2016, Wound Management Technologies, Inc. (the “Company”) and John Siedhoff, a member of the Company’s Board of Directors, entered into a Consulting Agreement  (the “Agreement”), pursuant to which Mr. Siedhoff will provide certain consulting services to the Company. The Agreement provides for a payment in the amount of $200,000 to Mr. Siedhoff as compensation for consulting services rendered to the Company prior to April 1, 2016, as well as a consulting fee of $15,000 per month during the term of the Agreement. The Agreement also provides for the reimbursement of reasonable and necessary expenses, and may be terminated by either party upon 30 days’ advance written notice.

Item 9.01.  Financial Statements and Exhibits
(d) Exhibits.

Exhibit.
No.                  Description
10.1                 Consulting Agreement dated April 25, 2016 by and between the Company and John Siedhoff

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wound Management Technologies, Inc.

Date: April 29, 2016	By:	/s/ Darren Stine
Darren Stine
Chief Financial Officer